EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of HFS Incorporated (the "Company") on Form S-3 of our report dated February 27, 1996, related to the consolidated financial statements of Coldwell Banker Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."


/s/ COOPERS & LYBRAND LLP
Newport Beach, California
August 26, 1996